UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2014

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

2100 Geng Road, Suite 102

Palo Alto, California 94303

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On May 12, 2014, Telik, Inc. (the “Company” or “Telik”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, subject to customary closing conditions, an aggregate of 1,250,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”) and warrants (the “Warrants”) to purchase up to an additional 625,000 shares of Common Stock (the “Warrant Shares”), with an aggregate purchase price of $2,500,000, or $2.00 for each share of Series B Preferred Stock and related Warrant (such transaction collectively, the “Private Placement”). The closing of the Private Placement is expected to occur on May 13, 2014 (the “Closing Date”).

On May 8, 2014, the Company filed a certificate of designation (the “Certificate”) for the Company’s Series B Preferred Stock with the Secretary of State of the State of Delaware. The Certificate authorized 1,250,000 shares of Series B Preferred Stock. Holders of Series B Preferred Stock (the “Holders”) are entitled to cumulative dividends on each share held at a rate of 8% per annum on the Stated Value (as defined in the Certificate). Upon a liquidation event, the Holders are entitled to a liquidation preference per share, prior to any distribution of the Company’s assets to the holders of Common Stock, in an amount equal to the Stated Value plus accrued and unpaid dividends. After payment to the Holders of the full preferential amount, the Holders will, on a pari passu basis with the holders of Common Stock, participate in the distribution of any remaining assets of the Company, subject to certain limitations. Each Holder may elect to convert their Series B Preferred Stock into Common Stock at the applicable conversion rate in effect at the time of such conversion. However, the Company shall not effect conversion of the Series B Preferred Stock to the extent such conversion would result in the beneficial owner acquiring beneficial ownership of more than 4.99% of the outstanding Common Stock post-conversion, including any shares of common Stock issuable upon exercise or conversion of other convertible securities held by such beneficial owner. In addition, initially, the Company shall not be allowed to issue any shares of Common Stock upon conversion of the Series B Preferred Stock if such issuance would constitute more than 19.99% of the outstanding Common Stock immediately prior to such conversion. However, the 19.99% limitation shall not apply (i) after the Company obtains stockholder approval for the securities being issued in the Private Placement and the Merger (as defined below) or (ii) if the Company obtains a written opinion from outside counsel to the Company that such stockholder approval is not required. Subject to the foregoing, the conversion rate will be subject to full ratchet anti-dilution protection upon certain dilutive issuances of Common Stock or convertible securities of the Company. Such conversion price will be subject to adjustment from and after the earlier of: (i) the date that some or all of the Registrable Securities (as defined below) have become registered pursuant to an effective registration statement and (ii) six months after the Closing Date at which time the conversion price of the Series B Preferred shall equal the lower of (a) the initial conversion price and (b) 90% of the average of the 10 lowest weighted average prices of Common Stock during the 20 trading days immediately preceding applicable date of the conversion. The Holders may also require the Company to redeem their shares of Series B Preferred Stock prior to a change of control, as set forth in the Certificate. The Certificate further provides that the Holders are entitled to certain participation rights on issuances by the Company to holders of Common Stock in order to maintain their proportionate ownership, subject to certain customary exclusions, such as issuances pursuant to Company option plans, and in connection with the Merger.

The Warrants become exercisable six months from the Closing Date, expire five years from the Closing Date and may be exercised for cash or otherwise may be net-exercised. The Warrants will initially have a per share exercise price of $3.33. On the 60th day following the earlier of (i) the date all of the shares underlying the Warrants become registered pursuant to an effective registration statement and (ii) six months following the Closing Date (in each case, the “Reset Date”), the exercise price shall be reset to equal the lower of (i) the current exercise price and (ii) 90% of the average of the 10 lowest weighted average prices of Common Stock during the 20 trading days immediately preceding the Reset Date. Until stockholder approval has been obtained for issuance of all securities under the Purchase Agreement, the exercise price shall in no event be less than the last closing bid of the Company’s Common Stock immediately prior to the execution of the Securities Purchase Agreement. Following stockholder approval, the exercise price shall be subject to full ratchet anti-dilution adjustment for any issuances of Common Stock and convertible securities for Common Stock below the current conversion price, consistent with the terms of the Series B Preferred Stock.

In connection with the Private Placement, the Company also entered into a Registration Rights Agreement with the Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company will agree to file a registration statement with the SEC covering resales of the Warrant Shares and the shares issuable upon conversion of the Series B Preferred Stock (together, the “Registrable Securities”) by the Purchasers no later than 60 days following the Closing Date, and to use its commercially reasonable best efforts to have such registration statement declared effective as soon as practicable. The Company will bear all expenses of such registration of the resale of the Registrable Securities.

In addition, certain officers and directors of the Company have executed lock-up agreements (the “Lock-Up Agreements”) under which they have agreed not to sell their shares of the Company’s Common Stock or securities exercisable for or convertible into Common Stock until the earlier of (i) the date the Merger is consummated or (ii) the date that no shares of Series B Preferred Stock are outstanding.

The securities to be issued by the Company pursuant to the Purchase Agreement, upon conversion of the Series B Preferred Stock and upon exercise of the Warrants (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506(b) of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”), and in reliance on similar exemptions under applicable state laws.

Merger

On May 12, 2014, Telik entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MabVax Therapeutics, Inc., a Delaware corporation (“MabVax”), a privately held biopharmaceutical company focused on the commercialization of proprietary anti-cancer immunotherapies resulting from two integrated technology platforms, and Tacoma Acquisition Corp., Inc., a Delaware corporation and wholly-owned subsidiary of Telik (the “Merger Sub”).

Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Company’s stockholders, upon the consummation of the merger, the Merger Subsidiary will be merged with and into MabVax (the “Merger”), with MabVax surviving the Merger as a wholly-owned subsidiary of Telik. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger: (a) each outstanding share of MabVax’s Common Stock will be converted into and exchanged for a share of Telik’s Common Stock, (b) each outstanding share of MabVax’s Series C-1 Preferred Stock will be converted into and exchanged for one share of Telik’s Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), (c) each outstanding share of MabVax’s series C-2 preferred stock (if any) will be converted into and exchanged for one share of Telik’s Series A-2 Preferred Stock, par value $0.01 per share, (the “Series A-2 Preferred Stock” and together with the Series A-1 Preferred Stock, the “Preferred Stock”), (d) each outstanding MabVax option and warrant to purchase MabVax’s common stock would be exchanged for options and warrants to purchase Telik’s Common Stock at the exchange rate, and (e) each outstanding MabVax warrant to purchase MabVax’s preferred stock would be cancelled automatically by its terms for no consideration.

Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, the former MabVax stockholders and warrantholders are expected to own approximately 85% of the aggregate number of shares of Telik’s Common Stock and Telik’s Preferred Stock (on as-converted basis) and the former Telik stockholders as of immediately prior to the Merger (including the new stockholders of Telik as a result of the Private Placement, as defined and described above) are expected to own approximately 15% of Telik’s aggregate number of Common Stock and Preferred Stock (on as converted to Common Stock basis). Under certain circumstances relating to the delisting of the shares of Company Common Stock from the NASDAQ Capital Market, the above referenced ownership split of 85%/15% will be adjusted and revised to 95%/5%.

Following the Merger, Michael M. Wick, Telik’s Chief Executive Officer, will depart the Company to pursue other interests, but will remain on the board of directors and act as a consultant to the Company, and the Company’s chief executive officer will be J. David Hansen, the current Chief Executive Officer of MabVax. The corporate headquarters will be located at 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121. Pursuant to the terms of the Merger Agreement, following the Merger, the board of directors of the Company will consist of seven seats and will be comprised of five representatives of MabVax (J. David Hansen, Philip O. Livingston, M.D., Jim J. Antonopoulos, Jeffrey V. Ravetch, M.D., Ph.D. and one vacancy to be filled by an individual designated by MabVax), Michael Wick and one additional vacancy.

The Merger Agreement contains customary representations, warranties and covenants made by Telik and MabVax, including covenants relating to obtaining the requisite approvals of the stockholders of Telik and MabVax, indemnification of directors and officers, and Telik’s and MabVax’s conduct of their respective businesses between the date of signing the Merger Agreement and the closing of the Merger.

The authorization and issuance of Telik’s shares of Common Stock and Preferred Stock in the Merger and in the Private Placement described above, amendments of the Telik charter related to the reverse stock split described below and other transactions contemplated by the Merger Agreement are subject to approval by Telik’s stockholders. The Merger is subject to other customary closing conditions, including, among other things, the accuracy of the representations and warranties, subject to certain materiality qualification, compliance by the parties with their respective covenants, the existence of certain working capital for Telik and no law or order preventing the Merger and related transactions.

The Merger Agreement contains certain termination rights for both Telik and MabVax, and provides for the payment of a termination fee of $375,000 by Telik to MabVax upon termination of the Merger Agreement under specified circumstances.

Voting Agreements

Concurrently with the execution of the Purchase Agreement and Merger Agreement, the officers and directors of Telik, entered into Voting Agreements with MabVax relating to both the Merger and the Private Placement (the “Voting Agreement”). The Voting Agreement provides, among other things, that the parties to the Voting Agreement will vote the shares of Telik held by them in favor of the transactions contemplated by the Purchase Agreement and Merger Agreement and grants a proxy to the Chief Executive Office of MabVax to vote such shares in favor of the transactions. In addition, the Voting Agreement places restrictions on the transfer of the shares of Telik shares held by the respective signatory stockholders.

MabVax’s stockholders adopted the Merger Agreement on May 12, 2014.

Reverse Stock Split

The Merger Agreement contemplates that Telik will seek approval from its stockholders to effect a reverse stock split intended to increase its trading price to above the minimum requirements of NASDAQ for allowing the Company to remain listed following the transaction. Whether Telik will remain listed following the transaction depends on whether Telik will satisfy all of the applicable NASDAQ requirements for listing.

The foregoing descriptions of the Merger Agreement, Purchase Agreement, Voting Agreements, the Certificate and the rights of the Holders of Series B Preferred Stock, the Registration Rights Agreement, Lock-up Agreement and the Warrants are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, Certificate and Purchase Agreement (and the form of Voting Agreement, Registration Rights Agreement, Lock-up Agreement and the form of Warrant attached thereto) filed as Exhibits 2.1, 3.1 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement, upon the closing of the Merger Telik will issue shares of its Common Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock. In addition, pursuant to the Purchase Agreement, at the closing of the transactions contemplated thereby, Telik will issue shares of its Series B Preferred Stock and Warrants to purchase shares of its Common Stock. The number of shares to be issued pursuant to the Merger and the Private Placement, the nature of each transaction and the nature and amount of consideration received by Telik for each transaction are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. The terms of conversion and other rights, preferences and privileges for the Series A-1 Prefered Stock and Series A-2 Preferred Stock are set forth in their respective Certificates of Designations, Preferences and Rights copies of which are included in the Merger Agreement and incorporated by reference to this Item 3.02. The terms of conversion for the Series B Preferred Stock are set forth in that certain Certificate of Designations, Preferences and Rights attached as Exhibit 3.1 hereto and are incorporated by reference into this Item 3.02.

In addition to the rights, preferences and privileges of the Series A-1 Preferred Stock and Series A-2 Preferred Stock set forth in their respective Certificates of Designations, the holders of such shares will also have registration rights as a result of the assumption by Telik of that certain Registration Rights Agreement, dated as of February 12, 2014, (the “MabVax Registration Rights Agreement”) by and among MabVax and certain persons and entities identified on the signature pages thereto. Pursuant to the MabVax Registration Rights Agreement, and following the closing of the Merger, Telik will be required to register the shares of Common Stock issuable upon conversion of shares of Series A-1 Preferred Stock, Series A-2 Preferred Stock (if any) and upon the exercise of warrants to purchase shares of Common Stock which will be issued at the closing of the Merger in exchange for warrants to purchase shares of MabVax common stock. As a result of the Merger, Telik will also assume certain obligations of MabVax set forth in that certain Securities Purchase Agreement, dated as of February 12, 2014, by and between MabVax and the purchasers set forth on the signature pages thereto (the “MabVax Series C-1 Purchase Agreement”).

The complete terms of MabVax’s obligations under the MabVax Registration Rights Agreement and the MabVax Series C-1 Purchase Agreement are further set forth in the MabVax Registration Rights Agreement attached as Exhibit 10.2 and the MabVax Series C-1 Purchase Agreement attached as Exhibit 10.3. The MabVax Registration Rights Agreement and MabVax Series C-1 Purchase Agreement are incorporated by reference to this Item 3.02.

The shares to be issued by Telik in the Merger and in the Private Placement will be issued in a private placement exempt from registration under Section 4(a)(2) of the Act and Rule 506(b) of Regulation D, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 5.01 Changes in Control of Registrant.

Upon completion, the Merger and the Private Placement, taken together, would constitute a change in control of Telik. The Merger and the Private Placement are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the execution and delivery of the Merger Agreement and as a condition to the Merger Agreement, Michael M. Wick, William P. Kaplan, Steven R. Schow and Wendy K. Wee have each entered into a Separation Agreement and Release, each dated as of May 12, 2014 (the “Separation Agreements”), with the Company, whereby Messrs. Wick, Kaplan and Schow and Ms. Wee have each agreed to resign from their positions as officers of the Company, effective as of and contingent upon the closing date of the Merger, in exchange for severance benefits of $172,000, $118,000, $120,000 and $118,000, respectively. In addition, the respective Separation Agreements provide that each will waive certain rights they may have, including, without limitation, any benefits under the Company’s existing Change of Control Severance Benefit Plan with respect to a Change in Control, as such term is defined in such plan, and, with respect to Mr. Wick, any benefits entitled pursuant to Mr. Wick’s Amended and Restated Employment Agreement dated December 17, 2008.

The foregoing description of the Separation Agreements entered into by Messrs. Wick, Kaplan and Schow and Ms. Wee does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each of the Separation Agreements, the forms of which are attached hereto as Exhibit 10.4, 10.5, 10.6 and 10.7, and Mr. Wick’s Amended and Restated Employment Agreement, a form of which is attached as an exhibit to our Current Report on Form 8-K filed on December 23, 2008, and are each incorporated herein by reference.

Item 8.01 Other Events.

On May 12, 2014, the Company issued a press release titled “Telik and MabVax Therapeutics Sign Definitive Merger Agreement.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated May 12, 2014, between Telik, Tacoma Acquisition Corp., Inc. and MabVax Therapeutics, Inc., including the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock attached thereto as Exhibit E, the Certificate of Designations, Preferences and Rights of the Series A-2 Convertible Preferred Stock attached thereto as Exhibit F and the MabVax Financial Statements attached thereto as Schedule 2.5(a).

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Telik, Inc.

10.1	Securities Purchase Agreement, dated May 12, 2014, between Telik and the investors identified on the Schedule of Buyers therein, including the Form of Warrants, attached thereto as Exhibit B and the Form of Registration Rights Agreement, attached thereto as Exhibit C.

10.2	Registration Rights Agreement, dated as of February 12, 2014, between MabVax and the persons and entities identified on the signature pages thereto.

10.3	Securities Purchase Agreement, dated as of February 12, 2014, between MabVax and the purchasers set forth on the signature pages thereto including that certain Amendment No. 1 to Securities Purchase Agreement, dated as of May 12, 2014, between MabVax and the persons and entities identified on the signature pages thereto.

10.4	Separation Agreement and Release, dated May 12, 2014, between Michael M. Wick and Telik, Inc.

10.5	Separation Agreement and Release, dated May 12, 2014, between William P. Kaplan and Telik, Inc.

10.6	Separation Agreement and Release, dated May 12, 2014, between Steven R. Schow and Telik, Inc.

10.7	Separation Agreement and Release, dated May 12, 2014, between Wendy K. Wee and Telik, Inc.

99.1	Press Release, dated May 12, 2014, entitled “Telik and MabVax Therapeutics Sign Definitive Merger Agreement.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.
Dated: May 12, 2014
	By:	/s/ William P. Kaplan
William P. Kaplan
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated May 12, 2014, between Telik, Tacoma Acquisition Corp., Inc. and MabVax Therapeutics, Inc., including the Certificate of Designations, Preferences and Rights of the Series A-1 Convertible Preferred Stock attached thereto as Exhibit E, the Certificate of Designations, Preferences and Rights of the Series A-2 Convertible Preferred Stock attached thereto as Exhibit F and the MabVax Financial Statements attached thereto as Schedule 2.5(a).

3.1	Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Telik, Inc.

10.1	Securities Purchase Agreement, dated May 12, 2014, between Telik and the investors identified on the Schedule of Buyers therein, including the Form of Warrants, attached thereto as Exhibit B and the Form of Registration Rights Agreement, attached thereto as Exhibit C.

10.2	Registration Rights Agreement, dated as of February 12, 2014, between MabVax and the persons and entities identified on the signature pages thereto.

10.3	Securities Purchase Agreement, dated as of February 12, 2014, between MabVax and the purchasers set forth on the signature pages thereto including that certain Amendment No. 1 to Securities Purchase Agreement, dated as of May 12, 2014, between MabVax and the persons and entities identified on the signature pages thereto.

10.4	Separation Agreement and Release, dated May 12, 2014, between Michael M. Wick and Telik, Inc.

10.5	Separation Agreement and Release, dated May 12, 2014, between William P. Kaplan and Telik, Inc.

10.6	Separation Agreement and Release, dated May 12, 2014, between Steven R. Schow and Telik, Inc.

10.7	Separation Agreement and Release, dated May 12, 2014, between Wendy K. Wee and Telik, Inc.

99.1	Press Release, dated May 12, 2014, entitled “Telik and MabVax Therapeutics Sign Definitive Merger Agreement.”